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Exhibit 10(d)

Constellation Energy Group, Inc.
Executive Annual Incentive Plan
(Plan)
Amended and restated 2007
Amended October 16, 2008, effective January 1, 2009

1.
Purpose.    The purpose of the Plan is to permit the Company, through awards of annual incentive compensation qualifying for federal income tax deductions, to attract and retain executives and to motivate these executives to promote the profitability and growth of the Company.

2.
Definitions.    All singular terms defined in this Plan will include the plural and vice versa. As used herein, the following terms will have the meaning specified below:

  "Award" means the amount granted to a Participant by the Committee for a Performance Period under the Plan, whether paid in cash, stock, restricted stock, stock options, other stock-based or stock- denominated units or any other form of consideration.

  "Board" means the Board of Directors of the Company.

  "Change in Control" means the occurrence of any one of the following events:

          (i)    individuals who, on the effective date of the adoption of the Plan, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such adoption date, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

          (ii)   any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a change in control by virtue of any of the following acquisitions: (A) by the Company or any corporation with respect to which the Company owns a majority of the outstanding shares of common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors (a "Subsidiary Company"),

  (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by a Participant or any group of persons including a Participant (or any entity controlled by a Participant or any group of persons including a Participant);

          (iii)  consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company (a "Business Combination"), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B), and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

          (iv)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the consummation of a sale of all or substantially all of the Company's assets.

  Notwithstanding the foregoing, a change in control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a change in control of the Company shall then occur.

  "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

  "Committee" means the Compensation Committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan and to otherwise exercise and perform the authority and functions assigned to the Committee under the terms of the Plan, at least two members of which qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the 1934 Act), and as "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as "independent" within the meaning of any rules or regulations promulgated by an applicable stock exchange or similar regulatory authority rules and regulations.

  "Company" means Constellation Energy Group, Inc., a Maryland corporation, or its successor, including any "New Company" as provided in Section 10G.

  "Deferred Compensation Plan" means the Constellation Energy Group, Inc. Nonqualified Deferred Compensation Plan or any successor or future similar plans.

  "Executive" means any executive officer of the Company as defined in Section 16 of the 1934 Act.

  "Extraordinary Items" means extraordinary, unusual, and nonrecurring items of gain or loss as defined under U.S. generally accepted accounting principles and as reported in the Company's annual report to shareholders or as otherwise reported to shareholders.

  "Income from Continuing Operations Before Income Taxes" means the consolidated income before income taxes and excluding (i) discontinued operations; (ii) Extraordinary Items; and, (iii) cumulative effect of change in accounting principle; if applicable, for the Performance Period, computed in accordance with U.S. generally accepted accounting principles and as reported in the Company's annual report to shareholders or as otherwise reported to shareholders.

  "Income from Operations" means the consolidated income before income taxes and excluding: (i) discontinued operations; (ii) Extraordinary Items; (iii) cumulative effect of change in accounting principle; (iv) fixed charges; and (v) other non-operating income and expenses; if applicable, for the Performance Period, computed in accordance with U.S. generally accepted accounting principles and as reported in the Company's annual report to shareholders or as otherwise reported to shareholders.

  "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

  "Net Income" means the consolidated net income for the Performance Period, computed in accordance with U.S. generally accepted accounting principles and as reported in the Company's annual report to shareholders or as otherwise reported to shareholders.

  "Net Cash Provided by Operating Activities" means net cash flow from operating activities computed in accordance with U.S. generally accepted accounting principles and as reported in the Company's annual report to shareholders or as otherwise reported to shareholders.

  "Participant" means an individual who has been granted a conditional opportunity to earn an Award under the Plan.

  "Performance Period" means the taxable year of the Company or any other period designated by the Committee with respect to which an Award may be granted.

  "Stock Plans" means the Constellation Energy Group, Inc. 2007 Long-Term Incentive Plan and/or any successor or predecessor stock plans adopted or assumed by the Company.

  "Subsidiary" means any entity that is directly or indirectly controlled by the Company or any entity, including an acquired entity, in which the Company has a significant equity interest, as determined by the Committee, in its discretion.

  "Year" means a fiscal year of the Company that constitutes all or part of the applicable Performance Period.

3.
Administration.    The Committee is the Plan Administrator and has sole authority (except as specified otherwise herein) to determine all questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted under the Plan provisions, and, in general, to make all determinations advisable for the administration of the Plan to achieve its stated purpose. The Plan Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made by the Plan Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Such determinations shall be final and not subject to further appeal.

4.
Eligibility.    For a Performance Period, each Executive may be designated by the Committee as a Participant.

5.
Awards.

A.
Provision for Awards.    Each Participant may receive an Award in any Performance Period based on upon a percentage of an incentive pool equal to the greater of (i) 3% of the Company's Income from Operations; (ii) 3% of the Company's Income from Continuing Operations Before Income Taxes; (iii) 5% of the Company's Net Income for the Performance Period, and (iv) 20% of the Company's Net Cash Provided by Operating Activities for the Performance

    Period (as each term is defined in the Plan). At the beginning of the Performance Period, the Committee will allocate an incentive pool percentage to each participating employee for each Performance Period; provided that in any Performance Period the incentive pool percentage for any one participant may not exceed 50% of the total pool and the sum of the incentive pool percentages for all participants cannot exceed 100% of the total pool. As soon as practicable following the determination of the incentive pool for a Performance Period, the Committee will calculate each participant's portion of the incentive pool based upon the percentage established at the beginning of the Performance Period.

  B.
  Committee Discretion to Determine Award.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant's Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan. The Committee has discretion to adjust all such Awards downwards, but in no event may the portion of the incentive pool allocated to a Participant be increased in any way, including as a result of the reduction of any other Participant's allocated portion.

6.
Payment of Awards.    Each Participant shall be eligible to receive, within a reasonable period of time, as determined in the sole discretion of the Committee, after the amount of such Participant's Award for a Performance Period has been determined, all or a portion of that Award. Awards may be paid in cash, stock, restricted stock, stock options, other stock-based or stock-denominated units or any other form of consideration or any combination thereof determined by the Committee. Equity or equity-based awards may be granted under the terms and conditions of the applicable Stock Plans. Payment of the Award may be deferred at the discretion of the Committee. A Participant may elect to defer the receipt of all or a portion of the Award for the Performance Year. Any such deferral and investment of any such amounts deferred pursuant to this Plan shall be made in accordance with the provisions of the Deferred Compensation Plan. No provision of this paragraph shall be given effect to the extent such provision would cause any tax to become due under Section 409A of the Code.

7.
Designation of Beneficiary.    A Participant shall have the right to designate a beneficiary or beneficiaries who are to receive in a lump sum any undistributed Award to the extent a Participant has chosen not to defer all or a portion of the Award pursuant to Section 7 hereof, should the Participant die during the Performance Period and be entitled to an incentive award for that Performance Period. Such designation shall apply only to the portion of the undistributed Award not subject to a deferral election. Any designation, change or rescission of the designation shall be made in writing by completing and furnishing to the Senior Vice President—Human Resources of the Company or successor to such position a notice on an appropriate form designated by such Senior Vice President. The last designation of beneficiary received by the Senior Vice President—Human Resources of the Company or successor to such position shall be controlling over any testamentary or purported disposition by the Participant, provided that no designation, rescission or change thereof shall be effective unless received prior to the death of the Participant. Distribution of any Awards previously deferred pursuant to Section 7 of the Plan shall be paid to the beneficiary or beneficiaries designated under the Deferred Compensation Plan.

8.
Change in Control.    Notwithstanding any other provisions of this Plan to the contrary, if a Participant separates from service with the Company or a Subsidiary (except due to a Participant's transfer of employment to or from a Subsidiary), within 2 years following a Change in Control, such Participant is eligible for an Award for the Performance Period during which the separation from service occurs. The Award is calculated assuming maximum performance achievement, prorated for service during the Performance Period, and based on the Participant's position at the time of termination. Payment of the Award will be made within 60 days after the Participant's separation from service. Payment may not be deferred.

  If a Participant's employment with the Company or a Subsidiary is terminated prior to a Change in Control, and it is reasonably demonstrated that such termination (a) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (b) otherwise arose in connection with or anticipation of a Change in Control, such Participant is eligible for an Award for the Performance Period during which the separation from service occurs. The Award shall be paid upon the earliest to occur of either the end of the Performance Period or the Change in Control. If the Performance Period ends before the Change in Control occurs, then the Award is calculated based on actual performance, prorated for service during the Performance Period, and based on the Participant's position at the time of termination. If the Award is paid upon the Change in Control, then it shall be calculated assuming maximum performance achievement, prorated for service during the Performance Period, and based on the Participant's position at the time of termination. Payment may not be deferred.

  Notwithstanding any provision in the Plan to the contrary, on or within 2 years after a Change in Control, no action, including, but not by way of limitation, the amendment, suspension or termination of the Plan, shall be taken which would materially adversely affect the rights of any Participant without such Participant's prior written consent.

9.
Amendment of Plan.    The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without the consent of the Participant to whom any Award was previously earned, which materially adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder and (ii) no such action that would require the consent of the Board and/or stockholders of the Company pursuant to Section 162(m) of the Code or the 1934 Act, or any other applicable law, rule or regulation, shall be effective without such consent. Notwithstanding the foregoing, except as otherwise required by applicable law, rule or regulation, the Committee may amend the Plan as desirable at the discretion of Committee to address any issues concerning (i) Section 162(m) of the Code or (ii) maintaining an exemption under rule 16b-3 of the 1934 Act. No provision of this Section 10 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

10.
Miscellaneous Provisions.

          A.    Nontransferability.    No benefit provided under the Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of the Plan), and approved by the Committee, to satisfy income tax withholding; and (iii) as requested by the Participant and approved by the Committee, to members of the Participant's family, or a trust established by the Participant for the benefit of family members.

          B.    No Employment Right.    Participation in this Plan shall not constitute a contract of employment between the Company or any Subsidiary and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person.

          C.    Tax Withholding.    The Company or a Subsidiary may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or a Subsidiary.

          D.    Compliance with Section 409A of the Code.    This Plan is intended to comply and shall be administered in a manner that is intended to comply with section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award and/or payment is subject to section 409A of the Code, it shall be awarded and/or paid in a manner that will comply with section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award and/or payment to fail to satisfy section 409A of the Code shall have no force and effect until amended to comply with Code section 409A (which amendment may be retroactive to the extent permitted by applicable law).

          E.    Indemnification.    Each person who is or at any time serves as a member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Charter or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

          F.     Reliance on Reports.    Each member of the Committee (and each person or committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent registered accounting firm of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

          G.    Severability.    If any provision of this Plan would cause Awards not to constitute "other performance-based compensation" under Section 162(m) of the Code, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void.

          H.    Company Successors.    In the event the Company becomes a party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock of the Company will receive securities of another corporation (in any such case, the "New Company"), then the New Company shall assume the rights and obligations of the Company under this Plan.

          I.     Governing Law.    All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Maryland, without regard to the principles of conflict of laws.

          J.     Relationship to Other Benefits.    Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program, unless expressly considered as compensation under the terms of such plan or program.

          K.    Expenses.    The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

          L.    Titles and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

11.
Effective Date.    The Plan shall be effective beginning on January 1, 2007, subject to approval by the stockholders of the Company in accordance with Maryland law and Section 162(m) of the Code.

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  Exhibit 10(d)
Constellation Energy Group, Inc. Executive Annual Incentive Plan (Plan) Amended and restated 2007 Amended October 16, 2008, effective January 1, 2009